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                                                                     Exhibit 4

NARRATIVE DESCRIPTION OF INTERNATIONAL TOTAL SERVICES, INC. SHARE CERTIFICATE

                  Decorative engraving covers approximately 1" of the top edge and 3/4" of the side and bottom edges of the share certificate (the "Certificate"), including larger, more elaborate decorative engraving in the top left and right hand corners.

                  Centered in the top 1/3rd of the Certificate is the text "INTERNATIONAL TOTAL SERVICES, INC., "with the text "INCORPORATED UNDER THE
LAWS OF THE STATE OF OHIO" AND THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK" appearing directly underneath. To the left and right of this text is a rectangular shaded box (approximately 3/4" x 1 1/2"). The box to the left contains the text "ITS" inside the box; "Common Shares" and "Number" above and on the top edge of the box, respectively. The box to the right contains the text "SHARES" on the top edge of the box, with the text "Common Shares" appearing directly above the box. Also directly under the box on the right hand side of the Certificate is the text "CUSIP 460499 10 6" and the text "See Reverse for Certain Definitions."

                  Centered in the middle of the Certificate is a larger shaded box (approximately 1 3/4" x 8 1/2") containing the text "THIS CERTIFIES THAT" in the top left corner of the shaded box and the text "is the owner of" in the bottom left corner of the shaded box.

                  Below the large shaded box is the following text:

[in small capital letters]  Fully Paid and Nonassessable Common Shares,
Without Par Value, of INTERNATIONAL TOTAL SERVICES, INC. (hereinafter and on the back hereof called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation (copies of which are on file with the Transfer Agent), as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by a Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated [blank]
                  /s/ R. Weitzel                /s/ Robert A. Swartz
                      CHAIRMAN & CHIEF              CHIEF FINANCIAL OFFICER
                      EXECUTIVE OFFICER

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         In the lower left corner of the Certificate (approximately 1" in diameter) is the circular corporate seal of the Corporation containing the text: "International Total Services, Inc.," "Corporate Seal" and "Ohio."

         On the lower right hand side of the Certificate in small capital letters the following words appear vertically: "Countersigned and Registered:
First Chicago Trust Company of New York (New York, New York) Transfer Agent and Registrar," and "Authorized Signature."
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            The back of the Certificate contains the following text:

                      INTERNATIONAL TOTAL SERVICES, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM: as tenants in common             UNIF GIFT MIN ACT- ____ Custodian _____
TEN ENT: as tenants by the entireties                       (cust)         (minor)
 JT TEN: as joint tenants with right           under Uniform Gift to Minors
         of survivorship and not as            Act ______________________.
         tenants in common                                 (state)

                                          UNIF TRF MIN ACT- ____ Custodian _____
                                                           (cust)         (minor)
                                               under Uniform Transfers to Minors
                                               Act ______________________.
                                                           (state)



     Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, ___________________________ hereby sell, assign and transfer unto

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         PLEASE PRINT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
         TRANSFEREE

         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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----------------------------------------------------------------------- of the

Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________, Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution.

Dated _______________________________



                                         X_____________________________
                                         NOTICE: THE SIGNATURE(S) TO THIS
                                         ASSIGNMENT MUST CORRESPOND WITH
                                         THE NAME(S) AS WRITTEN UPON THE
                                         FACE OF THE CERTIFICATE IN
                                         EVERY PARTICULAR, WITHOUT
                                         ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By: ___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.